UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2019

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Fayetteville Street, Suite 1100 Raleigh, North Carolina	27601	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

512 S. Magnum Street, Suite 408, Durham, NC

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreements.

On December 31, 2019, MGT Capital Investments, Inc. (the “Company”), a Delaware corporation, and Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad”), entered into a fifth amendment (the “Amendment”) to that certain Promissory Note dated June 1, 2018 (the “June 2018 Note”), in the original principal amount of $3,600,000.00. Pursuant to the Amendment, Iliad has agreed to extend the maturity date of the June 2018 Note to July 30, 2020, and the Company agreed to pay Iliad an extension fee of $84,436, which amount was added to the outstanding principal balance of the June 2018 Note.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Item 3.02. Unregistered Sales of Equity Securities.

On November 30, 2019 and December 30, 2019, the Company issued 13,631,407 and 28,075,970 shares of Common Stock, respectively, to Iliad in connection with the conversion of $125,000 and $340,000 in principal amounts under the June 2018 Note, with an outstanding principal balance of $928,796, as of December 31, 2019.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

As of December 31, 2019, the Company has 413,701,288 shares of Common Stock outstanding.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	January 3, 2020	By:	/s/ Robert S. Lowrey
		Name:	Robert S. Lowrey
		Title:	Chief Financial Officer